Exhibit 99.1


   First Oak Brook Bancshares, Inc. Announces Record Second Quarter
              Earnings and Surpasses $2 Billion In Assets


    OAK BROOK, Ill.--(BUSINESS WIRE)--July 20, 2004--FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB).

    2004 Second Quarter Earnings
    (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced second quarter earnings of $4.801 million, up from $4.584 million for the second quarter of 2003. This represents record quarterly earnings, second only to the 1997 second quarter when the Company posted a one-time gain on the sale of its credit card portfolio. Diluted earnings per share rose 2% to $.48 for the second quarter of 2004, compared to diluted earnings per share of $.47 for the second quarter of 2003.
    Earnings for the second quarter of 2004 resulted in an annualized return on average shareholders' equity ("ROE") of 15.86% compared to 15.41% in 2003 and an annualized return on average assets ("ROA") of 1.00% in 2004 compared to 1.12% in 2003.
    "This has been a very successful quarter," said Richard M. Rieser, Jr., Company President. "Our assets topped $2 billion for the first time, and our loan pipeline is strong with loans climbing to over $1 billion in July 2004. I am also pleased that we have reported record earnings for the second consecutive quarter."
    Net interest income was $13.265 million for the second quarter of 2004 as compared to $12.784 million in 2003. The increased net interest income resulted from an 18% increase in average earning assets offset by a 40 basis point decrease in the net interest margin to 2.98%. The growth in average earning assets included an increase in average investment securities of $174.6 million and an increase in average loans of $88.0 million. Margin compression in the second quarter of 2004 was primarily the result of the mix of earning assets and lower loan prepayment fees than those received in the second quarter of 2003. In addition, much of the cash received from deposit growth was invested short term in order to be available to fund future loan growth.
    Other income, excluding investment securities gains and losses, fell 4%, primarily as a result of the following:

    -- Treasury management - down $464,000, primarily due to the loss of one significant customer whose contract expired June 30, 2003.
    -- Gains on mortgages sold, net of fees and costs - down $275,000, due to the Company selling a smaller percentage of mortgage originations and an overall market slow down.
    -- Merchant credit card processing - up $334,000 due to increased volume.
    -- Investment management and trust fees - up $123,000 primarily from increases in discretionary assets under management which rose to $634.3 million, up from $542.7 million at June 30, 2003.

    Other expenses fell 2% in the second quarter of 2004 primarily as a result of the following:

    --  Provision for Other Real Estate Owned - down $971,000.
    -- Salaries and employee benefits - up $164,000 due to higher compensation costs and increased costs of employee benefits.
    -- Merchant interchange expense - up $301,000 due to increased volume.
    -- Occupancy and equipment - up $161,000 due to the opening of the Graue Mill branch in May 2003, the St. Charles branch in October 2003, and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    SIX MONTH EARNINGS
    (Unaudited)

    Net income for the first six months of 2004 was $9.566 million compared to $9.130 million in 2003. Diluted earnings per share were $.96 in 2004 compared to $.93 in 2003.
    Earnings for the first six months of 2004 resulted in an annualized ROE of 15.64% compared to 15.76% in 2003 and an annualized ROA of 1.02% in 2004 compared to 1.15% in 2003.
    Net interest income was $26.383 million for the first six months of 2004 as compared to $25.261 million in 2003. The increased net interest income resulted from an 18% increase in average earning assets offset by a 40 basis point decrease in the net interest margin to 3.03%. The growth in average earning assets included an increase in average investment securities of $214.5 million and an increase in average loans of $56.2 million.
    The provision for loan losses decreased to $500,000 for the first six months of 2004 compared to $1,000,000 for 2003 due primarily to improved asset quality.
    Other income, excluding investment securities gains and losses, fell 5%, primarily as a result of the following:

    --  Treasury management - down $880,000.
    --  Gains on mortgages sold, net of fees and costs - down
        $518,000.
    --  Merchant credit card processing - up $417,000.
    --  Investment management and trust fees - up $281,000.

    Other expenses rose 2% in the first six months of 2004 primarily as a result of the following:

    --  Salaries and employee benefits - up $542,000.
    --  Occupancy and equipment - up $443,000.
    --  Merchant interchange expense - up $418,000.
    --  Advertising and business development - up $137,000.
    --  Provision for Other Real Estate Owned - down $971,000.
    -- Professional fees - down $274,000 due to the reimbursement of legal fees related to a fully recovered problem credit and reduced legal activity involving the property in Other Real Estate Owned.

    Record Assets at June 30, 2004
    (Unaudited)

    Total assets reached a record high of $2.070 billion at June 30, 2004, up 12% from $1.848 billion at December 31, 2003.
    Shareholders' equity was $117.5 million at June 30, 2004, as compared to $120.9 million at December 31, 2003. Book value per share decreased to $11.73, down 3% from $12.12 at December 31, 2003 due primarily to a decrease in the market value of investment securities.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.
    The Company repurchased 20,700 shares at an average price of $29.45 during the first six months of 2004. There are 127,890 shares remaining in the previously approved Stock Repurchase Program and repurchases will be made in the open market or through negotiated transactions from time to time depending on market conditions. The repurchased stock is held as treasury stock and used for general corporate purposes.

    Asset Quality
    (Unaudited)

    Nonperforming loans were $388,000 at June 30, 2004, a decrease from $542,000 at December 31, 2003.
    Net charge-offs for the first six months of 2004 totaled $131,000 compared to $439,000 in 2003. In 2004, gross charge-offs of $306,000 and gross recoveries of $175,000 relate primarily to the Company's indirect vehicle portfolio. In 2003, gross charge-offs totaled $1,065,000 of which $809,000 related to the sale into the secondary market of two performing nationally syndicated credits. In 2003, gross recoveries totaled $626,000, of which $492,000 related to a hotel loan charged off in 2002.
    As of June 30, 2004, the Company's allowance for losses was $8.7 million, or .88% of loans outstanding, compared to $8.4 million, or ..91% of loans outstanding at December 31, 2003.
    At June 30, 2004, nonperforming assets totaled $13.119 million. Nonperforming assets include Other Real Estate Owned ($12.664 million), nonperforming loans ($388,000), and repossessed vehicles held for sale ($67,000).
    Other Real Estate Owned consists of a luxury condominium project in Chicago. The property was completed within budget during the first quarter of 2004. To date, the Company has sold 12 of the 24 units and 28 of the 53 parking spaces. All sold units and parking spaces are closed and occupied. The property is recorded at its estimated net realizable value of $12.664 million. There are approximately $528,000 of costs yet to be paid.

    Growing Branch Network
    (Unaudited)

    The Company's banking subsidiary is Oak Brook Bank. In March 2004, the Bank announced plans to construct its 18th office on a 1.02 acre site at the southwest corner of Lyman Avenue and 75th Street in Darien, Illinois. This branch is expected to be opened in mid 2005. In June, the Bank announced plans to construct its 19th office at the intersection of State Route 34 and McHugh Road in Yorkville, Illinois on a one-acre site. The Bank's parcel is part of a larger subdivision being developed by Hobson Hollow, Inc. The property is expected to be delivered to the Bank in approximately ninety days, and the Bank expects to complete its Yorkville branch in mid 2005.
    The Bank currently operates seventeen banking offices, fifteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.

    Shareholder Information
    (Unaudited)

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained on the Russell 2000(R) Index effective July 1, 2004 for a term of one year.
    Twenty-one firms make a market in the Company's Common stock. The following five firms also provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; and FTN Financial Securities Corp.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the apparent loan fraud and condominium project at 60 W. Erie, Chicago, including the strength of the Chicago luxury condominium for sale market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS


                                   (Unaudited)            (Unaudited)
                                     June 30, December 31,   June 30,
                                      2004        2003         2003
                                   ----------------------------------
                                         (Dollars in thousands)
Assets
Cash and due from banks              $  29,313     $46,308   $ 50,057
Fed funds sold and interest-bearing
  deposits with banks                  136,095      20,008     20,006
Investment securities held-to-maturity,
 at amortized cost                      23,297      13,426     11,573
Investment securities
 available-for-sale,
 at fair value                         804,432     770,045    641,293
Trading securities, at fair value            -           -        160
Loans:
  Commercial                           101,494      95,761     92,016
  Syndicated                            26,829      33,088     41,089
  Construction                          59,141      40,493     53,705
  Commercial mortgage                  241,852     234,967    222,196
  Residential mortgage                 105,930     101,133     86,730
  Home equity                          146,296     139,926    131,655
  Indirect auto                        260,644     226,866    215,375
  Harley Davidson                       46,314      35,957     33,583
  Other consumer                         7,744       7,487      8,870
                                        ------      ------     ------
Total loans, net of unearned income    996,244     915,678    885,219
Allowance for loan losses               (8,738)     (8,369)    (7,912)
                                      --------    --------   --------
Net loans                              987,506     907,309    877,307
Other real estate owned, net
 of valuation reserve                   12,664      16,130     13,163
Premises and equipment, net of
 accumulated depreciation               34,188      33,461     29,373
Bank owned life insurance               21,435      21,011     15,577
Other assets                            21,057      20,117     18,228
                                      --------    --------   --------
Total assets                       $ 2,069,987  $1,847,815 $1,676,737
                                     =========   =========  =========


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Continued)


                             (Unaudited)                 (Unaudited)
                               June 30,   December 31,     June 30,
                                2004         2003           2003
                             ----------------------------------------
                                      (Dollars in thousands)
Liabilities
Noninterest-bearing demand
 deposits                     $  263,682     $  250,101    $  250,037
Interest-bearing deposits:
 Savings deposits and NOW
  accounts                       279,697        275,075       224,588
 Money market accounts           138,605        123,222       128,251
 Time deposits:
      Under $100,000             384,810        357,775       311,233
      $100,000 and over          644,276        452,329       391,487
                               ---------      ---------     ---------
 Total interest-bearing
  deposits                     1,447,388      1,208,401     1,055,559
                               ---------      ---------     ---------
Total deposits                 1,711,070      1,458,502     1,305,596
Securities sold under agreements
 to repurchase and other short-
  term borrowings                 22,954         54,487        74,865
Treasury, tax and loan demand
 notes                            20,300         15,423         9,082
FHLB borrowings                  165,500        161,500       101,000
Junior subordinated notes issued
 to capital trusts (1)            23,713              -             -
Trust Preferred Capital
 Securities                            -         23,000        18,000
Other liabilities                  8,972         14,011        43,496
                                --------       --------      --------
Total liabilities              1,952,509      1,726,923     1,552,039
Shareholders' equity:
Preferred stock                        -              -             -
Common stock                      21,850         21,850        21,850
Surplus                            6,349          5,765         5,089
Accumulated other comprehensive
   income (loss)                  (9,098)         1,463        13,055
Retained earnings                108,521        102,062        95,463
Less cost of shares in
 treasury                        (10,144)       (10,248)      (10,759)
                                --------       --------      --------
Total shareholders' equity       117,478        120,892       124,698
                                --------       --------      --------
Total liabilities and
 shareholders' equity         $2,069,987     $1,847,815    $1,676,737
                              ==========     ==========    ==========

(1) The Company deconsolidated three statutory trust subsidiaries upon adoption of FASB Interpretation No. 46R "Consolidation of Variable Interest Entities." As a result, at June 30, 2004 the Company reported $23.713 million in junior subordinated notes issued to capital trusts in lieu of the $23.0 million of trust preferred capital securities previously disclosed at December 31, 2003. The increase in reported liabilities of $713,000 equals the Company's equity in the unconsolidated subsidiaries which is included in other assets.


FIRST OAK BROOK BANCSHARES INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands    Three months ended         Six months ended
 except per          June 30,        %           June 30,         %
 share data)      2004     2003    Change    2004      2003    Change
                 ------------------------   -------------------------
 Interest
  income:
  Loans         $12,154  $12,998       (6) $23,850   $26,840      (11)
  Investment
   securities:
    U.S. Treasury
    and U.S.
    Government
    agencies      6,952    5,836       19   13,938    10,996       27
    State and
     municipal
     obligations    492      527       (7)     955     1,028       (7)
    Other
     securities   1,121      603       86    2,268     1,222       86
  Fed funds sold
   and interest-
   bearing deposits
   with banks       137      115       19      217       277      (22)
                -------  -------           -------   -------
 Total interest
  income         20,856   20,079        4   41,228    40,363        2
 Interest
  expense:
  Savings
   deposits and
   NOW accounts     751      489       54    1,456       956       52
  Money market
   accounts         401      370        8      768       899      (15)
  Time deposits   4,772    4,618        3    9,219     9,546       (3)
  Fed funds
   purchased,
   securities
   sold under
   agreements
   to repurchase
   and other
   short-term
   borrowings        54      237      (77)     189       497      (62)
  Treasury, tax
   and loan
   demand notes      12       11        9       31        16       94
  FHLB
   borrowings     1,236    1,263       (2)   2,450     2,572       (5)
  Junior
   subordinated
   notes issued
   to capital
   trusts           365        -       (a)     732         -       (a)
  Trust
   Preferred
   Capital
   Securities         -      307       (a)       -       616       (a)
                -------  -------           -------   -------
Total interest
 expense          7,591    7,295        4   14,845    15,102       (2)
                -------  -------           -------   -------
  Net interest
   income        13,265   12,784        4   26,383    25,261        4
 Provision for
  loan losses       250      250        -      500     1,000      (50)
                -------  -------           -------   -------
  Net interest
   income after
   provision for
   loan losses   13,015   12,534        4   25,883    24,261        7



FIRST OAK BROOK BANCSHARES INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (Continued)

(In thousands    Three months ended         Six months ended
 except per          June 30,        %           June 30,         %
 share data)      2004     2003    Change    2004      2003    Change
                 ------------------------   -------------------------

 Other income:
  Service charges
   on deposit
   accounts:
     Treasury
      management  1,087    1,551      (30)   2,294     3,174      (28)
     Retail and
      small
      business      322      314        3      619       615        1
  Investment
   management and
   trust fees       661      538       23    1,300     1,019       28
  Merchant credit
   card processing
   fees           1,486    1,152       29    2,817     2,400       17
  Gains on
   mortgages sold,
   net of fees and
   costs            108      383      (72)     125       643      (81)
  Income from bank
   owned life
   insurance        211      199        6      424       393        8
  Income from sale
   of covered call
   options          437      445       (2)     780       720        8
  Broker dealer
   income            74       11       (a)     101        11       (a)
  Other operating
   income           350      315       11      675       625        8
  Investment
   securities
   (losses) gains    (5)     225       (a)     162       256      (37)
                -------  -------           -------   -------
 Total other
  income          4,731    5,133       (8)   9,297     9,856       (6)
 Other expenses:
  Salaries and
   employee
   benefits       6,076    5,912        3   12,167    11,625        5
  Occupancy         799      676       18    1,654     1,295       28
  Equipment         509      471        8    1,029       945        9
  Data processing   456      428        7      894       880        2
  Professional
   fees             258      324      (20)     412       686      (40)
  Postage,
   stationery and
   supplies         268      267        -      505       531       (5)
  Advertising and
   business
   development      568      498       14    1,081       944       15
  Merchant credit
   card
   interchange
   expense        1,199      898       34    2,259     1,841       23
  Provision for
   other real
   estate owned       -      971       (a)       -       971       (a)
  Other operating
   expense          537      456       18    1,072       905       18
                -------  -------           -------   -------
 Total other
  expenses       10,670   10,901       (2)  21,073    20,623        2
                -------  -------           -------   -------
 Income before
  income taxes    7,076    6,766        5   14,107    13,494        5
  Income tax
   expense        2,275    2,182        4    4,541     4,364        4
                -------  -------           -------   -------
 Net income     $ 4,801  $ 4,584        5  $ 9,566  $  9,130        5
                =======  =======           =======   =======

 Diluted earnings
  per share     $   .48  $   .47        2  $   .96  $    .93        3
                =======  =======           =======   =======

(a) Percentage change information not meaningful.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

(In thousands   Three months ended            Six months ended
 except per          June 30,        %            June 30,         %
 share data)      2004      2003   Change      2004      2003   Change
                -------------------------    -------------------------
AVERAGE
 BALANCES:
  Loans, net of
   unearned
   income      $978,715  $890,746     10    $954,012  $897,806      6
  Investment
   securities   781,396   606,840     29     774,329   559,859     38
  Earning
   assets     1,812,873 1,536,113     18   1,771,044 1,503,887     18
  Total
   assets     1,932,143 1,640,410     18   1,891,607 1,606,685     18
  Demand
   deposits     278,240   243,528     14     265,802   232,227     14
  Total
   deposits   1,575,414 1,295,185     22   1,522,457 1,267,879     20
  Shareholders'
   equity       121,749   119,297      2     123,006   116,800      5

COMMON STOCK
 DATA
 Earnings per
  share:
     Basic     $    .49  $    .48      2    $    .98  $    .95      3
     Diluted        .48       .47      2         .96       .93      3
 Weighted
 average
 shares
 outstanding:
     Basic    9,743,842 9,601,203      1   9,729,189 9,576,045      2
     Diluted  9,990,636 9,827,757      2   9,989,710 9,806,300      2
  Cash dividends
   paid per
   share       $    .16  $   .107     50    $    .30  $   .202     49
  Market price
   at period
   end         $  30.30  $  21.99     38
  Book value
   per share   $  11.73  $  12.65     (7)
  Price to book
   ratio           2.58x     1.74x    48
  Price to
   earnings
   ratio (1)      15.95x    11.95x    33
  Period end
  shares
  outstanding 9,754,216 9,604,836      2

FINANCIAL RATIOS
  Return on
   average
   assets (2)      1.00%     1.12%   (11)       1.02%     1.15%   (11)
  Return on
   average
   shareholders'
   equity (2)     15.86%    15.41%     3       15.64%    15.76%    (1)
  Overhead
   ratio (2)       1.32%     1.51%   (13)       1.34%     1.44%    (7)
  Efficiency
   ratio (2)      59.29%    60.84%    (3)      59.06%    58.73%     1
  Net interest
   margin on
   average
   earning
   assets (2,3)    2.98%     3.38%   (12)       3.03%     3.43%   (12)
  Net interest
   spread (2,3)    2.65%     2.96%   (10)       2.71%     3.00%   (10)
  Dividend
   payout ratio   32.35%    22.36%    45       32.48%    22.35%    45

(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.90 per share in 2004 and $1.84 per share in 2003.

(2) Annualized ratio.

(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2004 and 2003. Tax equivalent interest income for the three months ended June 30, 2004 and 2003 includes a tax equivalent adjustment of $157 and $163, respectively. Tax equivalent interest income for the six months ended June 30, 2004 and 2003 includes a tax equivalent adjustment of $300 and $325, respectively.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                      June 30, December 31,   June 30,
                                         2004      2003         2003
                                     --------------------------------
(Dollars in thousands)
CAPITAL RATIOS

Company Consolidated (minimum for "well capitalized"):

Tier 1 capital ratio (6%)             $149,415   $142,429    $129,643
                                         11.80%     12.52%      12.06%
Total risk-based capital ratio (10%)  $158,153   $150,798    $137,555
                                         12.49%     13.26%      12.80%
Capital leverage ratio (5%)           $149,415   $142,429    $129,643
                                          7.68%      8.11%       7.94%
Oak Brook Bank:
Tier 1 capital ratio (6%)             $136,300   $130,288    $120,391
                                         10.84%     11.52%      11.23%
Total risk-based capital ratio (10%)  $145,038   $138,657    $128,303
                                         11.53%     12.26%      11.97%
Capital leverage ratio (5%)           $136,300   $130,288    $120,391
                                          7.03%      7.44%       7.39%
ASSET QUALITY RATIOS
Nonperforming loans                   $    388   $    542    $    677
Nonperforming assets (a)                13,119     16,778      14,071
Nonperforming loans to total loans         .04%       .06%        .08%
Nonperforming assets to total assets       .63%       .91%        .84%
Net charge-offs to average loans
 (annualized)                              .03%       .07%        .10%
Allowance for loan losses to
 total loans                               .88%       .91%        .89%
Allowance for loan losses to
 nonperforming loans                    22.52x     15.44x      11.69x

ROLLFORWARD OF ALLOWANCE FOR LOAN
 LOSSES
Balance at January 1                  $  8,369               $  7,351
Charge-offs during the period:
Construction, land acquisition
 and development loans                       -                      -
Commercial loans                             -                   (809)
Home equity loans                          (15)                     -
Indirect vehicle loans                    (282)                  (245)
Consumer loans                              (9)                   (11)
                                      ---------              ---------
Total charge-offs                         (306)                (1,065)
Recoveries during the period:
Construction, land acquisition
 and development loans                      15                    492
Commercial loans                             -                      -
Home equity loans                            -                      -
Indirect vehicle loans                     152                    127
Consumer loans                               8                      7
                                      ---------              ---------
Total recoveries                           175                    626
                                      ---------              ---------
Net charge-offs during the period         (131)                  (439)
Provision for loan losses                  500                  1,000
                                      ---------              ---------
Allowance for loan losses at June 30   $ 8,738                $ 7,912

(a) Includes nonperforming loans, OREO and repossessed vehicles.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                       2004                     2003
                 ----------------  ----------------------------------
                 Second    First   Fourth   Third    Second    First
                 Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
                 -------  -------  -------  -------  -------  -------
                                (Dollars in thousands)

Interest income  $20,856  $20,372  $19,937  $19,635  $20,079  $20,284
Interest expense   7,591    7,254    7,020    6,582    7,295    7,807
                 -------  -------  -------  -------  -------  -------
Net interest
 income          $13,265  $13,118  $12,917  $13,053  $12,784  $12,477
Provision for
 loan losses         250      250      250      350      250      750
Other income       4,731    4,566    4,157    4,422    5,133    4,723
Other expense     10,670   10,403   10,346   10,534   10,901    9,722
                 -------  -------  -------  -------  -------   ------
Income before
 income taxes    $ 7,076  $ 7,031  $ 6,478  $ 6,591  $ 6,766  $ 6,728

Income tax expense 2,275    2,266    1,809    1,955    2,182    2,182
                  ------   ------   ------   ------   ------   ------

Net income       $ 4,801  $ 4,765  $ 4,669  $ 4,636  $ 4,584  $ 4,546
                 =======  =======  =======  =======  =======  =======

Basic earnings
 per share (1)
                 $   .49  $   .49  $   .48  $   .48  $   .48  $   .48
                 =======  =======  =======  =======  =======  =======
Diluted earnings
 per share (1)   $   .48  $   .48  $   .47  $   .47  $   .47  $   .46
                 =======  =======  =======  =======  =======  =======

(1)Earnings per share have been restated to reflect the three-for-two stock split distributed in August 2003.




    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com